UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/14/2007

RASER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32661

DELAWARE	87-0638510
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

5152 North Edgewood Drive, Suite 375
Provo, Utah 84604
(Address of principal executive offices, including zip code)

(801) 765-1200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 2.02.    Results of Operations and Financial Condition

On August 10, 2007, Raser Technologies, Inc. (the Company) issued a press release announcing its financial results for the second quarter ended June 30, 2007. The full text of the press release is attached hereto as Exhibit 99.1.

The information furnished pursuant to Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be considered filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such section, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth in such future filing that such information is to be considered filed or incorporated by reference therein.

Item 3.03.    Material Modifications to Rights of Security Holders

The Company issued 1,037,012 warrants (the Warrants) in connection with its private equity placement that occurred on March 30, 2007. The warrant holders are entitled to purchase shares of the Company's common stock at an exercise price of $6.05 per share. The Warrants contain a call provision that allows the Company, under certain circumstances, to call the Warrants if the closing market price of the Company's common stock is above $9.075 for twenty (20) consecutive trading days. On August 9, 2007, the Company's common stock price closed above $9.075 for the twentieth consecutive trading day and all of the other requirements under the Warrants were fulfilled permitting Raser to exercise its call provision to require the warrant holders to either exercise their Warrants or allow Raser to cancel the Warrants.

On August 9, 2007, Raser received notice from certain warrant holders of their intent to exercise their Warrants. After the close of the trading market on August 9, 2007, Raser sent a call notice to the other warrant holders. These warrant holders will have five (5) trading days from receipt of Raser's call notice to determine whether to exercise their Warrants or allow the Warrants to be cancelled. Should all of the Warrants be exercised, Raser would receive $6.3 million in proceeds from the exercise. Should all of the Warrants be cancelled, Raser will receive no proceeds but will no longer be required to issue up to 1,037,012 shares of common stock relating to the Warrants.

Item 8.01.    Other Events

Please see the disclosure included in Item 3.03 above, which is hereby incorporated by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.
Exhibit No.        Description
99.1        August 10, 2007 Press Release

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RASER TECHNOLOGIES, INC.

Date: August 14, 2007	By:	/s/ Brent M. Cook
Brent M. Cook
Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-99.1